UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2011

TESSCO Technologies Incorporated
(Exact name of registrant as specified in its charter)

Delaware	0-24746	52-0729657
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11126 McCormick Road, Hunt Valley, Maryland 21031
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (410) 229-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 25, 2011, the Board of Directors (the “Board”) of TESSCO Technologies Incorporated (the “Company”) approved an amendment and restatement of the Company’s By-Laws.  The specific amendment to the Company’s By-Laws includes:

1.
Section 2.10 of the Company’s By-Laws has been revised to provide that in an uncontested election, if a nominee to the Company’s Board does not receive a majority of the votes cast in his or her election, such nominee shall, within ten business days after the certification of the election results, submit to the Board a letter of resignation for consideration by the Nominating and Governance Committee.  The Nominating and Governance Committee shall then assess the appropriateness of the continued service of such nominee and recommend to the Board the action to be taken on such tendered resignation.  The Board will determine what action to take within ninety days after the date of the certification of election results.

The summary description of the amendments to the Company’s By-Laws set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Company’s Sixth Amended and Restated By-Laws which are incorporated herein by reference as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibits
3.1	Sixth Amended and Restated By-Laws of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESSCO Technologies Incorporated

By:	/s/ David M. Young
David M. Young
Senior Vice President and Chief Financial Officer

Dated: April 28, 2011

 EXHIBIT INDEX

Exhibit No.	Description of Exhibits
3.1	Sixth Amended and Restated By-Laws of the Company.